As filed with the Securities and Exchange Commission on July 1, 1996
                                        Registration No. 333-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                              _________________

                            ELAN CORPORATION, plc
              (Exact name of issuer as specified in its charter)

    Republic of Ireland                         Not Applicable
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                             Monksland, Athlone,
                              County Westmeath,
                             Republic of Ireland
                                353-902-94666
                   (Address of Principal Executive Offices)

                              _________________

           Athena Neurosciences, Inc. 1991 Long-Term Incentive Plan
               (as amended and restated effective March 8, 1995
                   and as assumed by Elan Corporation, plc)

                               1989 Stock Plan
                        of Athena Neurosciences, Inc.
 (as adopted on April 4, 1989 and amended on April 5, 1990, October 16, 1990, as of October 29, 1990 and September 25, 1991
                   and as assumed by Elan Corporation, plc)

             Genica Pharmaceuticals Corporation 1989 Option Plan
               (as assumed by Athena Neurosciences, Inc. and as
                      assumed by Elan Corporation, plc)
                          (Full title of the plans)
                               ________________

                      Elan Pharmaceutical Research Corp.
                               1300 Gould Drive
                         Gainesville, Georgia  30501
                        Attention:  William F. Daniel
                                (770) 534-8239
   (Name and address and telephone number of agent for service of process)
                               ________________

                                   Copy to:
                           Cahill Gordon & Reindel
                                80 Pine Street
                          New York, New York  10005
                    Attention:  William M. Hartnett, Esq.
                               ________________

                     (Cover page continued on next page)

                       _______________________________

                       CALCULATION OF REGISTRATION FEE
                       _______________________________


                                  Proposed     Proposed
                                  Maximum      Maximum
Title of                          Offering     Aggregate       Amount of
Securities to      Amount to be   Price        Offering        Registration
be Registered      Registered     Per Share    Price           Fee
- --------------     ------------   ----------   -----------     ------------
Ordinary Shares     1,235,759     $57.25 (2)   $70,747,203 (2)   $24,396
par value 4 Irish
pence each (1)

- ----------------------------------------------------------------------------
(1)  American Depositary Shares ("Elan ADSs") evidenced by American
     Depositary Receipts issuable upon deposit of Ordinary Shares of par value 4 Irish pence each (the "Ordinary Shares") of Elan
     Corporation, plc ("Elan") registered on a separate registration statement. Each ADS represents one Elan Ordinary Share.

(2) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securi-ties Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales prices of a share of the registrant's American Depositary Shares as reported in the New York Stock Exchange - Composite Transactions System on June 27, 1996.

                                   PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     Plan Information.*

ITEM 2.     Registrant Information and Employee Plan
            Annual Information.*

      * Information required by Part I to be con-tained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities
            Act of 1933, as amended (the "Securities
            Act") and the Note to Part I of Form S-8.



                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by Elan Corpo-ration, plc ("Elan," the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

            (a) Elan's Annual Report on Form 20-F for the fiscal year ended March 31, 1995 ("Elan's 1995 Annual Report");

            (b) Elan's Reports on Form 6-K dated April 5, 1995; April 11, 1995, April 11, 1995; May 12, 1995; June 21, 1995;
      July 18, 1995; July 18, 1995; August 8, 1995; August 15,
      1995; August 17, 1995; August 24, 1995; September 15, 1995;
      October 30, 1995; December 1, 1995; January 3, 1996; January 17, 1996; January 30, 1996; March 19, 1996; March 19, 1996;
      March 19, 1996; April 1, 1996; May 13, 1996; June 13, 1996
      and June 19, 1996; and

            (c) The descriptions of Elan's Ordinary Shares and Elan ADSs contained in Elan's registration statements on Form 8-A filed with the Commission on October 30, 1990, including any amendment or reports filed for purposes of updating such descriptions.

            The following documents previously filed by Athena
Neurosciences, Inc. ("Athena") with the Commission pursuant to the Exchange Act (Commission File No. 0-19560) are incorporated herein by this reference:

            (i) Athena's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 28, 1996, as amended on April 2, 1996 by Amendment No. 1 on Form 10-K/A; and

           (ii) Athena's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 1, 1996.

            In addition, all documents subsequently filed by the Company or Athena with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effec-tive amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or super-seded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Paragraph 113 of the Articles of Association of Elan provides as follows:

            113. Every Director and other officer of Elan (other than an auditor) shall be indemnified out of the assets of

      Elan against any cost, expense, liability or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.

            Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

            Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the com-pany shall be void, so, however, that:

      (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnfied in respect of anything done or omitted to be done by him while any such provision was in force; and

      (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any lia-bility incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connec-tion with any application under section 391 of the Com-pany Act, 1963 or section 42 of the Companies (Amend-ment) Act, 1983, in which relief is granted to him by the court.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

            The following exhibits are filed as a part of this Reg-istration Statement:

Exhibit No.             Description
- -----------             -----------

4.1 Memorandum and Articles of Association of Elan. Incorporated by reference to the Reg-istration Statement on Form F-1 of Elan and Elan International Finance, Ltd., Registra-tion No. 33-51560.

4.2 Amended and Restated Deposit Agreement dated as of May 17, 1996 among Elan, The Bank of New York, as depositary, and the holders from time to time of American Depositary Receipts (each an "ADR"). Incorporated by reference to the Registration Statement on Form F-3 of Elan, Registration No. 333-03829.

4.3 Specimen of ADR, evidencing American Deposi-tary Shares, representing deposited Ordinary Shares (included as part of Exhibit 4.2).

5 Opinion of McCann FitzGerald Solicitors with respect to the legality of the Ordinary
                        Shares being registered hereby.

23.1                    Consent of McCann FitzGerald Solicitors
                        (included in Exhibit 5).

23.2                    Consent of KPMG.

23.3 Consent of Ernst & Young LLP, independent auditors.

24                      Powers of Attorney.

ITEM 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement:

            (i)  To include any prospectus required by section
      10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jursidiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 1st day of July, 1996.

                              ELAN CORPORATION, plc

                              By:      Thomas G. Lynch
                                       --------------------------
                                        Thomas G. Lynch
                                        Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature            Capacity in Which Signed       Date
        ---------            ------------------------       ----


            *                Chairman of the Board          June 30, 1996
- -------------------------
    (Donald E. Panoz)


            *                Chief Executive Officer/       June 30, 1996
- -------------------------    President and Director
    (Donal J. Geaney)        (Principal Executive Officer)


            *                Chief Financial Officer/       June 30, 1996
- --------------------------   Executive Vice President
    (Thomas G. Lynch)        (Principal Financial Officer)


            *                Executive Vice President       June 30, 1996
- ---------------------------  and Director
   (Kenneth W. McVey)


            *                Group Financial Controller     June 30, 1996
- ---------------------------  (Principal Accounting
   (William F. Daniel)       Officer)


            *                Director                       June 30, 1996
- ----------------------------
(Howard C. Ansel, Ph.D.)

            *                Director                       June 30, 1996
- ---------------------------
   (Garo Armen, Ph.D.)


            *                Director                       June 30, 1996
- ---------------------------
     (James Balog)


            *                Director                       June 30, 1996
- ---------------------------
   (David R. Bethune)


            *                Director                       June 30, 1996
- ---------------------------
    (Brendan Boushel)


            *                Director                       June 30, 1996
- ---------------------------
   (Laurence Crowley)


            *                Director                       June 30, 1996\
- ---------------------------
    (Alan Gillespie)


            *                Director                       June 30, 1996
- ---------------------------
   (Charles Greyston)


            *                Director                       June 30, 1996
- ---------------------------
 (Kevin McIntyre, M.D.)


            *                Director                       June 30, 1996
- ---------------------------
  (Richard Thornburgh)


     THOMAS G. LYNCH
- ---------------------------
    (Thomas G. Lynch)


(As Attorney-in-fact for each
of the persons indicated)*

Elan Pharmaceutical Research
  Authorized Representative


     THOMAS G. LYNCH         Secretary                      June 30, 1996
- ---------------------------
    (Thomas G. Lynch)

                                Exhibit Index

Exhibit No.             Description
- -----------             -----------

4.1                     Memorandum and Articles of Association of Elan.
                        Incorporated by reference to the Registration Statement on Form F-1 of Elan and Elan International Finance, Ltd., Registration No. 33-51560.

4.2 Amended and Restated Deposit Agreement dated as of May 17, 1996 among Elan, The Bank of New York, as depositary, and the holders from time to time of American Depositary Receipts (each an "ADR"). Incorporated by reference to the Registration Statement on Form F-3 of Elan, Registration No. 333-03829.

4.3 Specimen of ADR, evidencing American Depositary Shares, representing deposited Ordinary Shares (included as part of Exhibit 4.2).

5 Opinion of McCann FitzGerald Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

23.1                    Consent of McCann FitzGerald Solicitors (included in
                        Exhibit 5).

23.2                    Consent of KPMG.

23.3                    Consent of Ernst & Young LLP, independent auditors.

24                      Powers of Attorney.